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                                                                EXHIBIT 10.12(b)
                        MASTER REVOLVING LINE OF CREDIT
                                PROMISSORY NOTE


$15,000,000.00                                                 December 17, 1996

I.     COVENANT TO PAY.

       1.1 Promise to Pay. FOR VALUE RECEIVED, NEWMARK HOMES, L.P., (herein called "Maker") , promises to pay to the order of FIRST AMERICAN BANK TEXAS, SSB [herein, together with all subsequent holders of this Promissory Note ("Note" or "Revolving Line of Credit"), called "Payee"], on or before the individual maturity date set forth below for each specific Loan (with respect to each specific Loan the "Maturity Date"), as hereinafter provided, the amount of the principal advances which actually become outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding, at the rates herein specified and otherwise in strict accordance with the terms and provisions hereof. The total outstanding advances hereunder at any point in time shall not exceed Fifteen Million and No/100ths Dollars ($15,000,000.00), with every advance hereunder being subject to all of the terms and conditions set forth hereinafter:

       1.2 Loan Agreement. This Note is being made pursuant to that certain Revolving Line of Credit Loan Agreement of even date herewith between the Maker (as Borrower) and the Payee (as Lender), whereby such parties agreed to certain terms and conditions relating to this Fifteen Million and No/100ths Dollars ($15,000,000.00) loan (the "Loan Agreement"), the Loan Agreement and the documents relating thereto being defined therein as the "Loan Documents." The capitalized terms used herein but not defined shall have the meanings given to such terms in the Loan Documents. The Loan Agreement provides that advances on this Revolving Line of Credit shall be made with respect to each "Loan" made for the purchase of a "Lot" and the construction of a "House" thereon. A House shall be a "Build to Suit House," a "Speculative House" or a "Model House." Each Lot and each House built on a Lot shall be located in a "Subdivision."

       1.3 Term of the Line. Payee's obligation to accept requests for Loans, or process Loans for approval shall terminate on April 30, 1997. Each Loan shall be subject to its identified maturity date as provided for in this Note and the Loan Documents. Each request by Maker for a Loan must be approved in advance by Payee in accordance with the terms of this Note and the Loan Documents. Payee may in its sole discretion renew and extend this Note and the Loan Documents, but Maker agrees that Payee has made no commitment, promise, or assurance to renew or extend this Note. Should Payee, in its sole discretion, determine to renew and extend this Note and the Loan Documents, such renewal and extension may be conditioned upon the execution and delivery of documents required by Payee, the payment of an extension and renewal fee to Payee, the provision by maker of additional financial information or collateral to secure the Loan Agreement and this Master Note, or other conditions or stipulations as required by Payee in its sole discretion.

II.    GENERAL TERMS.

       Advances on each Loan shall be subject to the conditions, agreements, rules, and limitations set forth in the Loan Agreement.

       The maturity of each Loan for the construction of Speculative Houses shall be twelve (12) months from the date of execution of the Individual Deed of Trust. The maturity of each Loan for the construction of Build to Suit Houses shall be twelve (12) months from the date of the execution of the Individual Deed of Trust. The maturity of each Loan for the construction of Model Houses shall be eighteen (18) months from the date of the execution of the Individual Deed of Trust.

III.   INTEREST RATE COMPUTATION.

       3.1 Interest Rate. Except as otherwise provided herein, interest on the principal balance of this Note outstanding from time to time shall accrue at the lesser of (a) the Applicable Rate (as defined herein, floating daily) or
(b) the Maximum Lawful Rate (as defined herein), calculated on the principal and interest outstanding on the basis of a 365 day year or 366 day year as is applicable, and shall accrue on the actual number of days any principal and interest balance hereof is outstanding.

       3.2 Default Rate. Upon the occurrence of a default hereunder or under any of the Loan Documents (as defined herein, at the option of the Payee, the principal balance of this Note then outstanding shall bear interest for the period beginning with the date of occurrence of such default at the Default Rate (as defined herein).

       3.3 Definitions.. As used in this Note and the Loan Documents, the following terms shall have the respective meanings indicated below:

       "Applicable Rate" with respect to a particular Loan shall mean one of the following rates of interest:





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              Loan for Speculative House - Prime Rate plus One Half of one
              Percent (0.50%), per annum.

              Loan for Build to Suit House - Prime Rate plus One Half of One Percent (0.50%), per annum.

              Loan for Model House - Prime Rate plus One Half of One Percent (0.50%), per annum.

       The Applicable Rate for each Loan shall be calculated, accrued, and paid separately and independently. The Applicable Rate for each Loan shall be adjusted daily to reflect any changes in the Prime Rate.

       "Charges" shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Note and the indebtedness evidenced hereby or by the Loan Documents, which are treated as interest under applicable law.

       "Default Rate" shall mean the Maximum Lawful Rate, or if no Maximum Lawful Rate exists, the sum of the Applicable Rate in effect from day to day plus five percent (5%) per annum.

       "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the Loans evidenced by this Note and the Loan Documents.

       "Prime Rate" shall mean the rate of interest per annum established from time to time by NationsBank of Texas, N.A. or any successor institution designated in writing by Payee ("Bank") and designated as its prime rate, which may not necessarily be the lowest interest rate charged by NationsBank. If such Prime Rate shall cease to be published or is published infrequently or sporadically, then the Prime Rate shall be determined by reference to another prime rate or similar lending rate index, generally accepted on a national basis, as selected by Payee in its sole and absolute discretion. Fluctuations in the Prime Rate shall become effective on the date such changes in Bank's prime rate are effective.

       3.4 Interest Limitation Recoupment. Notwithstanding anything in this Note to the contrary, if at any time (i) interest at the Applicable Rate. (ii) interest at the Default Rate, if applicable, and (iii) the Charges computed over the full term of this Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate. Changes in the Applicable Rate resulting from a change in the Prime Rate shall be subject to the provisions of this paragraph.

       3.5 Computation Period. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a 365 day year or 366 day year as is applicable, and shall accrue on the actual number of days any principal balance on each loan made hereunder is outstanding during the period for which interest is being calculated.

IV.    PAYMENTS.

       4.1    Payment Schedule.

                     4.1.1 Interest. Interest only at the Applicable Rate (as initially determined and thereafter adjusted), calculated on a daily basis, shall be calculated separately for each Loan and paid monthly. With respect to each particular Loan, interest payments shall begin on the first day of the second month beginning after the date the first advance is funded with respect thereto and shall continue monthly until such Loan has been paid in full.

                     4.1.2 Principal. The principal balance of each Loan shall be paid on or before the earlier of (i) Maturity Date thereof or (ii) the release of any Property securing such Loan as set forth in Section 4.1.3 below. The Maturity Date shall be the date following the expiration of the Term of the Loan, which shall be with respect to:

                            Loan for Speculative House - twelve (12) months Loan for Build to Suit House - twelve (12) months Loan for Model House - eighteen (18) months

              Such Term of the Loan may be extended pursuant to the provisions of the Loan Agreement, in which case the Maturity Date would follow the extended Term of the Loan.





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                     4.1.3  Release of Houses and Lots. So long as Maker is not in default on any of the obligations under this Note, the Loan Agreement, the Master Deed of Trust, or the other Loan Documents, and the guarantee of each Guarantor is in full force and effect, and so long as there does not exist any act, omission or event, which with notice or the passage of time would constitute an Event of Default as defined in the Loan Documents, the release of a House and the related Lot encumbered by the Master Deed of Trust and an Individual Deed of Trust, and the release from the lien created thereby shall be granted to Maker upon application to Payee and upon satisfaction of the terms and conditions set forth for a release in the Loan Agreement, the Master Deed of Trust, the applicable Individual Deed of Trust, or the other Loan Documents. The requirement for a release pursuant to this paragraph shall include, but not be limited to, payment by Maker of all principal and accrued interest on the Loan applicable to such House and Lot for which Maker has requested a release.

       4.2 Place. All payments hereunder shall be made to Payee at its offices located in Dallas County, Texas, at the address of Payee as specified herein or as Payee may from time to time designate in writing to Maker.

       4.3 Business Days. If any payment of principal or interest on this Note shall become due and payable on a Saturday, Sunday or any other day on which Payee is not open for normal business, such payment shall be made on the next succeeding business day of Payee. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

       4.4 Legal Tender. All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.

       4.5 Prepayment. Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of any Loan or any portion thereof, but must also pay the amount of then accrued but unpaid interest on the amount of principal being so prepaid.

       4.6 Escrow Payment. In addition to the payment of principal and interest as otherwise specified herein, Maker may, at Payee's discretion, be required to make a payment to establish an escrow account for the payment of ad valorem taxes and insurance premiums, all as specified in the Deed of Trust (as herein defined).

       4.7 Late Charge. In addition to the payments otherwise specified herein, subject to the provisions of Section 6.3 hereof, if Maker fails, refuses or neglects to pay, in full, any installment or portion of the indebtedness evidenced hereby, as and when same shall be due and payable, then Maker shall be obligated to pay to Payee a late charge equal to five percent (5%) of the amount of such delinquent payment to compensate Payee for Maker's default and the additional costs and administrative efforts required by reason of such default.

V.     DEFAULT AND REMEDIES.

       5.1 Default. An "Event of Default" shall occur hereunder if (i) Maker shall fail, refuse or neglect to pay, in full, any installment or portion of the indebtedness evidenced hereby, within ten (10) days after the same shall become due and payable, provided that such grace period shall not be applicable to sums due and payable at the Maturity Date or upon acceleration hereof, (ii) Maker shall refuse or neglect to cure non-monetary obligations within thirty
(30) days after written notice from Payee to Maker, however, subject to such further cure period requirements as are required by Payee as set forth in the Deed of Trust or Loan Agreement, or (iii) an Event of Default (as defined and used in any of the other Loan Documents) shall occur under any of the other Loan Documents.

       5.2 Remedies. If a default shall occur under this Note or any of the Loan Documents (as herein defined), then Payee may, at its option, without notice or demand, declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, foreclose all liens and security interests securing payment hereof, pursue any and all other rights, remedies and recourses available to Payee or pursue any combination of the foregoing. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.

       5.3 Waiver. Except as specifically provided in the Loan Documents, Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, protest and notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Maker and any endorsers or guarantors hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance of further collateral, and/or (iii) the release of any existing collateral for the payment of this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of





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time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any endorser or guarantor hereof even though the Maker or such endorser or guarantor is not a party to such agreement.

       5.4 No Waiver. Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

       5.5 Collection Costs. Maker agrees to pay all costs of collection hereof when incurred, including attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

VI.    MISCELLANEOUS.

       6.1 Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be deemed properly given if (i) mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:

       Maker:        Newmark Homes, L.P.
                     10435 Greenbough
                     Stafford, Texas  77477
                     Attention:  Terry White
                     FAX:  713/261-4663

                     with a copy to:

                     Barry Snowden
                     Morris, Lendais, Hollrah & Snowden
                     1980 Post Oak Blvd., Suite 700
                     Houston, Texas  77056
                     FAX:  713/966-7229

       Payee:        First American Bank Texas, SSB
                     14651 Dallas Parkway, Suite 400
                     Dallas, Texas 75240
                     Attention: Larry Stroud
                     FAX: 972/419-3394

                     with a copy to:

                     West, Webb, Allbritton & Gentry, P.C.
                     3000 Briarcrest Drive
                     Suite 502
                     Bryan, Texas 77802
                     Attention: Michael H. Gentry
                     FAX: 409/776-1531

       6.2 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.
Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.





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       6.3    Interest Limitation.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Loan Documents (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If (i) the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or (ii) Payee's exercise of the option herein contained to accelerate the maturity of this Note, or (iii) any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it in Maker's and Payee's express intent that (i) all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker) , and (ii) the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as debt is outstanding. To the extent that Payee is relying on Article 5069-1.04, as amended, of the Revised Civil Statutes of Texas to determine the Maximum Lawful Rate payable on such indebtedness, Payee will utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Article 5069-1.04, as amended. To the extent United States federal law permits Payee to contract for, charge or receive a greater amount of interest than Texas law, Payee will rely on United States federal law instead of such Article 5069-1.04, as amended, for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate tinder such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. IN NO EVENT SHALL THE PROVISIONS OF ARTICLE 5069, CH. 15
OF THE REVISED CIVIL STATUTES OF TEXAS (WHICH REGULATES CERTAIN REVOLVING
CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) APPLY TO THE
INDEBTEDNESS EVIDENCED HEREBY. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

       6.4 Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

       6.5 Joint and Several Liability. Maker and each general partner of maker shall be jointly and severally liable hereunder, and each such general partner of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event of a default hereunder Payee exhaust any assets of Maker before proceedings against such general partner's assets.

       6.6 NO ORAL AGREEMENTS. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT
ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.   THERE ARE NO ORAL
AGREEMENTS BETWEEN MAKER AND PAYEE. The provisions of this Note and the Loan Documents may be amended or revised only by a written instrument signed by the Maker and Payee.

       EXECUTED as of the date and year first above written.


                                   MAKER:

                                   NEWMARK HOMES, L.P.,
                                   a Texas limited partnership
                                           BY:    Newmark Home Corporation
                                                  its General Partner




                                   By:     /s/ TERRY WHITE
                                           -------------------------------------
                                           Name:  Terry White
                                           Title: Chief Financial Officer





MASTER REVOLVING LINE OF CREDIT PROMISSORY NOTE  --  PAGE 5
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PREPARED IN THE LAW OFFICE OF:
WEST, WEBB, ALLBRITTON & GENTRY, P.C.
3000 Briarcrest Drive, Fifth Floor
Bryan, Texas 77802
(Michael H. Gentry)
299-3567





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